BYLAWS
OF
HELIUS MEDICAL TECHNOLOGIES, INC.

(AS AMENDED AND RESTATED ON MARCH 17, 2016)

ARTICLE I.
Name, Seal and Offices

1.1          NAME. The name of this corporation is Helius Medical Technologies, Inc. (the “Company”), continued as a Wyoming corporation pursuant to Wyoming Statutes §§ 17-16-1810 et seq. and governed by the Wyoming Business Corporation Act (the “Act”).

1.2          SEAL. The Company shall not be required to obtain a corporate seal. The seal, if any, of this Company shall be circular in form and shall have inscribed thereon the name of the Company and the words, “Corporate Seal, Wyoming”. The Board of Directors may change the form of the seal (if any) or the inscription thereon at its pleasure.

1.3          OFFICES. The Company’s principal office shall be located at 1500-1055 West Georgia Street, Vancouver, British Columbia V6E 4N7, or at such other place as is determined by the Board of Directors. The Company may have such other offices, as the Board of Directors may from time to time appoint, as the purposes of the Company may require.

1.4          BOOKS AND RECORDS. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II.
Shareholders

2.1          ANNUAL MEETING. The annual meeting of the Shareholders shall be held once in every calendar year on such date and at such time and place as may be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting in accordance with these Bylaws. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

2.2          SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, Chairman of the Board, the Board of Directors, or by the Shareholders holding at least five percent (5%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by signing, either manually or in facsimile, dating and delivering to the Company’s secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The Board of Directors shall have the discretion to require that the issues for which a special meeting is demanded by Shareholder be considered instead at the next annual meeting if the demand for the special meeting is made within 180 days of the next annual meeting.

2.3          PLACE OF MEETING. The Board of Directors may designate any place, either within or outside the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting. It shall be the duty of the President to fix the time and place of any such meeting, and to give due notice thereof. If the President shall neglect or refuse to fix the place, time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so. If no designation of place is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Company.

2.4          NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be given to each Shareholder of record having voting power with respect to the business to be transacted at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Board of Directors. If mailed, such notice shall be deemed to be delivered when deposited in the mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Company, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission in accordance with applicable law, Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.5          PURPOSE. No matter which is not within the purpose or purposes specifically described in the notice of a special meeting shall be conducted at the meeting, nor shall any action be taken by the Shareholders on any other matter unless it is specifically described as a purpose in the notice for the special meeting. Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

2.6          FIXING OF RECORD DATE. The Board of Directors of the Company may fix in advance a date, not exceeding sixty (60) and not less than ten (10) calendar days prior to the date of any meeting of Shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of Shareholders entitled to notice of, or to vote at, such meeting, or Shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the Shareholders of record on such date shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of Shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting. Only Shareholders on the record date fixed by this Section 2.6 are entitled to notice of and permitted to vote or to demand a special meeting or to take any other action, notwithstanding any transfer of any shares on the books of the Company after any such record date.

Notwithstanding the foregoing, in order that the Company may determine the Shareholders entitled to receive payment of any share dividend or other distribution from the Company or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If not record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

In order to determine the Shareholders entitled to vote and take action without a meeting of the Shareholders, as provided in Section 2.14 of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting: (1) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent, setting forth the action taken or proposed to be taken is delivered to the Company in the manner required by Section 2.14, was signed by any Shareholder, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Notwithstanding anything to the contrary herein, no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date on which a consent delivered to the Company as required by this Section was signed, written consents signed by sufficient Shareholders to take the action have been delivered to the Company.

2.7          VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Company shall prepare, at least two (2) days after notice of the meeting is given for which the list was prepared, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Company and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept at the Company’s principal office, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

2.8          QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares are present in person or by proxy with respect to that matter. At least 33 1/3 of the total outstanding shares of the Company entitled to vote as a separate voting group, present in person or by proxy, shall constitute a quorum at any meeting of Shareholders, except as otherwise set forth in the Company’s Articles of Incorporation or as required by the Act. In the absence of a quorum at any meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed thirty (30) days at any one adjournment without further notice, At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

The Shareholders present or represented by proxy at an annual or special meeting at which a quorum is not present may lake only the following actions: (i) with the consent of the officer presiding at the meeting, receive or hear any reports on the affairs of the Company that may be presented; (ii) within the constraints of the time allowed on the agenda, ask questions concerning the affairs of the Company; and (iii) adjourn the meeting as provided above in this Section 2.8.

If different quorums are required for different purposes at a meeting, the absence of a quorum on one purpose shall not affect the ability of the Shareholders at the meeting to act on other purposes where a quorum is present.

2.9          MANNER OF ACTING. At any Shareholder meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote as a separate voting group shall be the act of the Shareholders.

2.10          PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy execute in writing, either manually or by facsimile, by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company not less than forty eight (48) hours before the time of the meeting, unless the Board of Directors fixes a different time by which proxies must be filed. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the Acting Secretary of the meeting or by oral notice given by the Shareholder to the presiding officer during the meeting. The presence of a Shareholder who has filed his or her proxy shall not of itself constitute a revocation, No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Appointments of proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting. The proxies named in the Company’s proxy statement shall have discretionary authority to vote at all meetings of shareholders as provided in Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as that rule is currently in effect or as it subsequently may be amended or superseded.

2.11          VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter to which they are entitled to vote submitted to a vote at a meeting of Shareholders.

2.12          VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Company shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to Shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

2.13          VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

2.14          ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, as allowed under the Act and as otherwise provided in the Articles. To the extent required by the Act, if action is taken by less than unanimous written consent of the voting shareholders, the Company shall give its non-consenting voting Shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Company. The notice shall reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of the Act, would have been required to be sent to voting Shareholders in a notice of a meeting at which the action would have been submitted to the Shareholders for action. Such notice requirement shall not delay the effectiveness of action taken by written consent, and a failure to comply with such notice requirements shall not invalidate actions taken by written consent.

2.15          PARTICIPATION BY ELECTRONIC MEANS. The Shareholders may participate in any meeting of Shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

2.16          RECORD DATE. The Board of Directors of the Company may fix in advance a date, not exceeding fifty-five (55) and not less than twenty-five (25) calendar days prior to the date of any meeting of Shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the Shareholders of record on such date shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed (which shall not exceed fifty-five (55) or be less than twenty-five (25) calendar days prior to the meeting) shall be deemed to be the record date for the determination of Shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date fixed by this Section 2.16 are entitled to notice of and permitted to vote or to demand a special meeting or to take any other action, notwithstanding any transfer of any shares on the books of the Company after any such record date.

2.17          SHAREHOLDER LISTS. Access to the list of Shareholders shall be restricted to a period beginning two (2) business days after the date of the notice of the Shareholders’ meeting for which the list was prepared and continuing through the meeting, or ten (10) business days before the date of the meeting, whichever is less. Copying of the list of Shareholders may be made by such persons and subject to the requirements set forth in the Act. The Board may take such steps it deems reasonable or necessary to prevent the use of its Shareholder lists for purposes not related to issues under consideration at a Shareholder meeting.

2.18          NOMINATIONS FOR ELECTION AS DIRECTORS. Any Shareholder of record for an annual or special meeting of Shareholders at which Directors are to be elected may request that one or more persons be nominated, at the annual or special meeting, for election as Directors at such meeting, in opposition to the slate of candidates for which management will solicit proxies, and the Board of Directors shall nominate such candidate(s) at the meeting, and include such candidate(s) in the Company’s proxy statement, but only if each of the following conditions has been satisfied:

(a)          With the exception of Rule 14a-8(i)(8)(iv) promulgated under the Exchange Act, the Shareholder complies with all the provisions of Rule 14a-8 of the Exchange Act;

(b)          At least one hundred fifty (150) calendar days before the date for the meeting of the Company’s Shareholders, the requesting Shareholder requests, in writing, that the Nominating Committee of the Board of Directors consider an individual for inclusion as a Director nominee in the proxy statement for the subject meeting, and provide to the Company (i) as to each person whom the Shareholder proposes to nominate for election as a Director, (1) all information required by the Company’s Nominating Committee, (2) all information relating to such person mat is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or interest of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company; (ii) a representation that the Shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (iii) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other Shareholders in support of such nomination;

(c)          The Nominating Committee recommends that the full Board of Directors consider including the individual in the Company’s proxy statement for the upcoming meeting; and

(d)          The Board of Directors, by majority vote, determines that such inclusion is not prohibited by the Company’s Articles of Continuance, referred to herein as the Articles of Incorporation (“Articles of Incorporation”), other provisions of these Bylaws in effect from time to time, or Wyoming law and that the proposed individual(s) shall be nominated at the meeting for election as directors and included in the Company’s proxy statement.

2.19          ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS. In addition to the requirements of Section 2.18, for any matter to be considered as a proper purpose for consideration by the Shareholders at an annual or special meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the President or Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder who (i) was a Shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with this Section as to such business.

For business to be property brought before an annual or special meeting by a Shareholder, the Shareholder must (i) provide Timely Notice (as defined below) of such business in writing and in proper form (as described below) to the President of the Company at the Company’s principal office and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section. To be timely, a Shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company (i) not less than thirty (30) calendar days prior to actual date of the annual meeting, or (ii) the date that is ten (10) calendar days after the day on which disclosure of the date of such annual meeting was first made to Shareholders, whichever is earlier (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of a meeting or the announcement thereof commence a new time period for the giving of Timely Notice described above.

To be in proper form for purposes of this Section, a Shareholder’s notice to the Secretary of the Company shall include: (a) the name and address of the Shareholders) of record proposing an item(s) for the meeting agenda and the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by such Shareholder; and (b) as to each item of business that the Shareholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each proposing Shareholder, and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration). A Shareholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof.

The chairman or presiding officer of the meeting shall, if the facts warrant, determine that the business was either properly or not properly brought before the meeting in accordance with this Section, and if the chairman or presiding offer of the meeting should determine that the business was not properly brought before the meeting, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

A proposal to nominate persons for election to the Board, if such persons are not to be included in the Company’s proxy statement as a result of the procedures set forth in Section 2.18, including without limitation nomination of persons from the floor for election to the Board, shall satisfy the requirement of this Section.

This Section 2.19 shall not apply to installation by the Board of Directors of a Director to fill a vacancy on the Board.

2.20          REIMBURSEMENT OF EXPENSES OF SUCCESSFUL PROXY CONTEST. The Company shall reimburse the actual, reasonable and bona fide expenses of proxy solicitation incurred by any person who is successful in soliciting proxies in opposition to a solicitation made on behalf of management only after approval of such reimbursement by Shareholders holding at least a majority of the outstanding shares of stock of the Company. For purposes of this Section, a person is “successful” in soliciting proxies in opposition to management only if the following have been satisfied: (a) with respect to a proposal for election of Directors if such Shareholders(s) elects a majority of the class of Directors elected at the meeting; (b) with respect to opposition to a proposal submitted by management if more proxies were voted against such management proposal than were voted for such proposal; and (c) with respect to a Shareholder proposal opposed by management if such proposal is approved by the requisite Shareholder vote. Except as provided in this Section, the Company shall not reimburse any expenses soliciting proxies in opposition to a solicitation made on behalf of the management of the Company.

ARTICLE III.
Directors

3.1          GENERAL POWERS. The business and affairs of the Company shall be managed by its Board of Directors, including without limitation oversight of the Company’s business performance and plans; major risks to which the Company is or may be exposed; the performance and compensation of the Chief Executive Officer; policies and practices to foster the Company’s compliance with law and ethical conduct; preparation of the Company’s financial statements; the effectiveness of the Company’s internal controls; arrangements for providing adequate and timely information to Directors; and the composition of the Board and its committees, taking into account the role of independent Directors.

3.2          NUMBER, TENURE AND QUALIFICATIONS. The number of Directors shall be a variable range of at least one (1) Director but not more than twelve (12) Directors, with the number of Directors fixed or changed within the minimum and maximum numbers of the range from time to time by resolution of the Board of Directors. Each Director shall hold office until the next annual meeting of Shareholders or until his or her successor shall have been elected and qualified. Directors shall be natural persons, eighteen (18) years of age or older, but need not be residents of Wyoming or Shareholders of the Company.

3.3          REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws, immediately after, and at the same place as, the annual meeting of Shareholders for the purpose of organization, election of corporate officers, election or appointment of other officers, agents or employees and for any other proper business. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

3.4          SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or the Chairman of the Board of Directors. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors so called.

3.5          NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours previously thereto by written notice delivered personally or by mail or facsimile to each Director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the mail in a scaled envelope so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when the transmitting facsimile machine confirms the transmission. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6          QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting for a period not to exceed thirty (30) days without further notice.

3.7          MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.8          COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a Director.

3.9          ACTION BY DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken. Actions taken by written unanimous consent are effective when the last Director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same force and effect as a unanimous vote of the Directors.

3.10          PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.11          VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next election of Directors by the Shareholders and until his or her successor shall have been elected and qualified.

3.12          RESIGNATION. Any Director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned or a majority of the Shareholders, shall have power to fill such vacancy or vacancies, the results of the vote thereon to take effect when such resignation or resignations shall become effective.

3.13          REMOVAL OF DIRECTORS. At a special meeting called expressly for the purpose of removal of Directors, the Shareholders entitled to vote for a Director may remove such Director, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote for such Director at an election of Directors. The notice for any special meeting at which it is proposed that a Director be removed must specifically state that such is the purpose of the meeting.

3.14          PRESUMPTION OF ASSENT. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV.
Committees

4.1          DESIGNATION AND AUTHORITY. The Board of Directors may adopt a resolution designating from among its members an Executive Committee and one or more other committees each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except no committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the Shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, or recommending to the Shareholders a voluntary dissolution of the Company or a revocation thereof. Unless specifically authorized by the Board of Directors, a committee may not authorize or approve distributions except according to a formula or method, or within limits, prescribed by the Board; approve or propose to Shareholders action that the Act requires to be approved by Shareholders; fill vacancies on the Board or on any of its committees; or adopt, amend or repeal these Bylaws. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.2          COMPENSATION. The members of any committee shall not receive any stated salary for their services as such, but by resolution of the Board of Directors a fixed reasonable sum or expenses of attendance, if any, or both, may be allowed for attendance at each regular or special meeting of such committee. The Board of Directors shall have power in its discretion to contract for and to pay to any member of any committee, rendering usual or exceptional services to the Company, special compensation appropriate to the value of such services.

ARTICLE V.
Officers

5.1          NUMBER. The Company shall have the corporate offices of a Chief Executive Officer/President, Secretary, and Treasurer/Chief Financial Officer, each of whom shall be appointed by the Board of Directors, all of which shall be executive officers and shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. One or more vice presidents shall be executive officers if the Board so determines by resolution. Such other officers and assistant officers, as may be deemed necessary, shall be designated administrative assistant officers and may be appointed and removed by the Board of Directors. Any two or more offices may be held by the same person. The Officers of the Company shall be natural persons of the age of eighteen (18) years or older.

5.2          APPOINTMENT AND TERM OF OFFICE. The executive officers of the Company shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the appointment of executive officers shall not be held at such meeting, such appointment shall be held as soon thereafter as reasonably possible. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each executive officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

5.3          REMOVAL. Any officer or agent appointed by the Board of Directors may be removed with or without cause by (i) the Board of Directors, (ii) the officer who appointed such officer, or (iii) any other officer as authorized by the Board. Appointment of an officer or agent shall not of itself create contract rights, 5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.5          CHIEF EXECUTIVE OFFICER AND PRESIDENT. The President shall be the chief executive officer of the Company and shall in general supervise and control all of the business and affairs of the Company. The President shall have general supervision of all other officers, agents and employees of the Company, and in any case when the duties of the officers, agents or employees of the Company are not specifically prescribed by the Bylaws or by Board resolution, they shall be supervised by the President. He or she may sign, with the Secretary or any other proper officer of the Company thereunto authorized by the Board of Directors, certificates for shares of the Company, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

The Chief Executive Officer shall also serve as the Chairman of the Board of Directors, unless otherwise determined by the Board. The Chairman shall preside at all meetings of the Shareholders and of the Board.

5.6          THE VICE PRESIDENTS. If appointed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

5.7          THE TREASURER/CHIEF FINANCIAL OFFICER. Unless otherwise determined by the Board, the offices of Treasurer and Chief Financial Officer shall be served by the same person. The Chief Financial Officer/Treasurer shall: (a) Have charge and custody of and be responsible for all funds and securities of the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) In general perform all the duties incident to the office of Chief Financial Officer/Treasurer, including without limitation duties required of a Chief Financial Officer pursuant to applicable securities laws, and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

5.8          THE SECRETARY. The Secretary shall:

(a)          Keep the Minutes of the Shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose;

(b)          See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c)          Be custodian of the corporate records and of the seal (if any) of the Company and see that any such seal of the Company is affixed to all certificates for shares prior to the issue thereof and to all documents, and execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws;

(d)          Keep, or cause to be kept, a register of the address of each Shareholder which shall be furnished by such Shareholder;

(e)           with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f)          Have general charge of the stock transfer books of the Company; and

(g)          In general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

5.9          ASSISTANT OFFICERS. The Board may elect (or delegate to the Chairman or to the President the right to appoint) such other officers and agents as may be necessary or desirable for the business of the Company who shall perform such duties as shall be assigned to them by the President, the Board of Directors, or the officer to whom they are to serve as an assistant.

5.10          SALARIES. The salaries of the executive officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company. The salaries of the assistant officers shall be fixed by the Chief Executive Officer.

ARTICLE VI.
Contracts, Loans, Checks and Deposits

6.1           CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

6.2          LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may from time to time: (a) borrow money upon the credit of the Company in such amount and upon such terms as they think proper; (b) hypothecate, pledge or mortgage die real and personal property of the Company; (c) provide security for any loan to the Company; (d) sign bills, notes, contracts and other evidences of, security for, money borrowed or to be borrowed; and (e) authorize one or more directors or officers of the Company, with or without substitution, to execute any or all documents necessary for the above purposes.

6.3          CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from lime to time be determined by resolution of the Board of Directors.

6.4          DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.
Certificates for Shares and Their Transfer

7.1          REGULATION. The Board of Directors shall not issue shares of the Company in exchange for promissory notes as consideration and may make any additional rules and regulations as it deems appropriate concerning the issuance, transfer and registration of shares of the Company, including the appointment of transfer agents and registrars. In addition, the Board of Directors may determine that shares of the Company need not be evidenced by certificates. In such case, the Company shall, within a reasonable time after the issue or transfer of uncertificated shares, send the shareholder a written statement of the information set forth below in Section 7.2.

7.2          CERTIFICATES FOR SHARES. Certificates representing shares of the Company, if issued, shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the corporate seal, if any, or a facsimile thereof, and shall be signed by the Corporate officers in accordance with these Bylaws; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Company itself or its employee. Each certificate shall state the name of the Company, the fact that the Company is a Wyoming corporation, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby, including the class of shares and the designation of series, if applicable. A statement of the designations, preferences, and rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any Shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Act.

The Company may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors and the Act.

7.3          CANCELLATION OF CERTIFICATES. All certificates surrendered to the Company for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

7.4          LOST, STOLEN OR DESTROYED CERTIFICATES. Any Shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Company, accompanied by a written request for a new certificate. Thereupon, such Shareholder shall give a satisfactory bond of indemnity to the Company not exceeding an amount double the value of the shares as represented by such certificate (but only if such bond is expressly required by the President of the Company) and a new certificate may be issued representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

7.5          TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares, any restrictions provided by applicable law, or other transfer restrictions contained in the Articles of Incorporation or these Bylaws, shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares (if such shares are evidenced by a certificate). Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Company, a transfer of shares can be made only on the books of the Company and in the manner hereinabove provided, and the Company shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Wyoming.

ARTICLE VIII.
Voting Upon Shares Of Other Corporations

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to vote either in person or by proxy at any meeting of Shareholders, and at any such meeting may possess and exercise all of the rights and powers incident to the ownership of such shares which, as the owner thereof, this Company might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person and may revoke any such powers as granted at its pleasure.

ARTICLE IX.
Indemnification

The Company shall indemnity a Director as required by the mandatory indemnification provisions of the Act, to the extent applicable, and as otherwise provided In the Articles of Incorporation.

ARTICLE X.
Fiscal Year

The fiscal year of the Company shall be such twelve-month period as determined by the Board of Directors.

ARTICLE XI.
Dividends

The Board of Directors may from time to time, declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XII.
Waiver of Notice

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the law under which this Company is organized, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII.
Conflict with Applicable Law or Certificate of Incorporation

These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

ARTICLE XIV.
Amendments

To the extent permitted by the Act, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a majority vote of the Board of Directors.